UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 22, 2007

TLC Vision Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

New Brunswick	0-29302	980151150
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5280 Solar Drive, Suite 100, Mississauga, Ontario		L4W 5M8
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(905) 602-2020

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On June 22, 2007 TLC Vision Corporation issued a press release announcing it has completed the first sale of OccuLogix, Inc. common stock pursuant to its previously announced agreement with JEGC OCC Corp. TLC Vision sold 1,904,762 shares of OccuLogix common stock to JEGC OCC Corp. at a price of US$1.05 per share for proceeds of US$2.0 million. TLC Vision will use these proceeds to reduced indebtedness incurred in connection with its recently completed tender offer for 20 million of its outstanding common shares.
Pursuant to the agreement with JEGC OCC Corp., JEGC OCC Corp will acquire TLC Vision's remaining 18,770,302 shares of OccuLogix common stock by August 29, 2007 at a price based upon the average trading price of OccuLogix common stock at the time of purchase, subject to certain minimum prices and regulatory limitations. Further details are attached in the complete press release.

Item 9.01 Financial Statements and Exhibits.

Exhibit 99.1 - June 22, 2007 Press Release.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TLC Vision Corporation

June 25, 2007	By:	/s/ Brian L. Andrew

Name: Brian L. Andrew
Title: General Counsel

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Exhibit Index

Exhibit No.	Description

99.1	June 22, 2007 Press Release